EXHIBIT 10.5


                          EXECUTIVE SEVERANCE AGREEMENT


     This Executive Severance Agreement (this "Agreement") is made as of this 28th day of March, 2000, between APRIA HEALTHCARE GROUP INC., a Delaware corporation (the "Company"), and GEORGE J. SUDA (the "Executive").

                                    RECITALS

     A. It is the desire of the Company to retain the services of the Executive and to recognize the Executive's contribution to the Company.

     B. The Company and the Executive wish to set forth certain terms and conditions of Executive's employment.

     C. The Company wishes to provide to the Executive certain benefits in the event that his employment is terminated by the Company without cause or in the event that he terminates employment for Good Reason (as defined below), in order to encourage the Executive's performance and continued commitment to the Company.

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:


     1. Positions and Duties. The Executive shall serve as the Company's Executive Vice President, Information Services, or in such other position and shall undertake such duties and have such authority as the Company, through its Chief Executive Office or Chief Financial Officer shall assign to the Executive from time to time in the Company's sole and absolute discretion. The Company has the right to change the nature, amount or level of authority and responsibility assigned to the Executive at any time, with or without cause. The Company may also change the title or titles assigned to the Executive at any time, with or without cause. The Executive agrees to devote substantially all of his working time and efforts to the business and affairs of the Company. The Executive further agrees that he shall not undertake any outside activities which create a conflict of interest with his duties to the Company, or which, in the judgment of the Board of Directors of the Company, interfere with the performance of the Executive's duties to the Company.


     2. Compensation and Benefits.

          (a) Salary. The Executive's salary shall be such salary as the Company assigns to him from time to time in accordance with its regular practices and policies. The parties to this Agreement recognize that the Company may, in its sole discretion, increase such salary at any time.

          (b) Bonuses. The Executive's eligibility to receive any bonus shall be determined in accordance with the Company's Incentive Compensation Plan or other bonus plans as they shall be in effect from time to time. The parties to this Agreement recognize that such bonus plans may be amended and/or terminated by the Company at any time.

          (c) Expenses. During the term of the Executive's employment, the Executive shall be entitled to receive reimbursement for all reasonable and customary expenses incurred by the Executive in performing services for the Company in accordance with the Company's reimbursement policies as they may be in effect from time to time. The parties to this Agreement recognize that such policies may be amended and/or terminated by the Company at any time.

          (d) Other Benefits. The Executive shall be entitled to participate in all employee benefit plans, programs and arrangements of the Company (including, without limitation, stock option plans or agreements and insurance, retirement and vacation plans, programs and arrangements), in accordance with the terms of such plans, programs or arrangements as they shall be in effect from time to time during the period of the Executive's employment. The parties to this Agreement recognize that the Company may terminate or modify such plans, programs or arrangements at any time.


     3. Grounds for Termination. The Executive's employment may be terminated on any of the following grounds:


          (a) Without Cause. The Executive or the Company may terminate the Executive's employment at any time, without cause, by giving the other party to this Agreement at least 30 days advance written notice of such termination.

          (b) Death. The Executive's employment hereunder shall terminate upon his death.

          (c) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been unable to perform the essential functions of his position, even with reasonable accommodation that does not impose an undue hardship on the Company, on a full-time basis for the entire period of six (6) consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such six-month period), shall not have returned to the performance of his duties hereunder on a full-time basis (a "disability"), the Company may terminate the Executive's employment hereunder.

          (d) Cause. The Company may terminate the Executive's employment hereunder for cause. For purposes of this Agreement, "cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that the Executive has engaged in or committed: willful misconduct; theft, fraud or other illegal conduct; refusal or willingness to substantially perform his duties (other than such failure resulting from the Executive's disability) after written demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties; insubordination; any willful act that is likely to and which does in fact have the effect of injuring the reputation or business of the Company; violation of any fiduciary duty; violation of the executive's duty of loyalty to the Company; or a breach of any term of this Agreement. For purposes of this Section 3(d), no act, or failure to act, on the Executive's part shall be considered willful unless done or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for cause without delivery to the Executive of a notice of termination signed by the Company's Chairman or Chief Executive Officer stating that, in the good faith opinion of the officer signing such notice, the Executive has engaged in or committed conduct of the nature described above in the second sentence of this Section 3(d), and specifying the particulars thereof in detail.


     4. Payments upon Termination.

          (a) Without Cause or with Good Reason. In the event that the Executive's employment is terminated by the Company for any reason other than death, disability or cause as defined in Section 3(b), (c) and (d) of this Agreement, or in the event that the Executive terminates his employment hereunder with Good Reason, the Executive shall be entitled to receive severance pay in an aggregate amount equal to 200% of his Annual Compensation, which shall be payable in one lump sum, less any amounts required to be withheld by applicable law, in exchange for a valid release of all claims the Executive may have against the Company in a form acceptable to the Company. The Company will also pay to the Executive any earned but unused vacation time at the rate of pay in effect on the date of the notice of termination.

          (b) Annual Compensation. For purposes of this Section 4, the term "Annual Compensation" means an amount equal to the Executive's annual base salary at the rate in effect on the date on which the Executive received or gave written notice of his termination, plus the sum of (i) an amount equal to the average of the Executive's two most recent annual bonuses, if any, received under the Company's Incentive Compensation Plan prior to the notice of termination, (ii) the Executive's annual car allowance, if any, and (iii) an amount determined by the Company from time to time in its sole discretion to be equal to the average annual cost for Company employees of obtaining medical, dental and vision insurance under COBRA, which amount is hereby initially determined to be $5,000.

          (c) Good Reason. For purposes of this Section 4 the term "Good Reason" means:

              (i) any reduction in the Executive's annual base salary, except for a general one-time "across-the-board" salary reduction not exceeding ten percent (10%) which is imposed simultaneously on all officers of the Company; or

              (ii) the Company requires the Executive to be based at an office location which will result in an increase of more than thirty (30) miles in the Executive's one-way commute; or

              (iii) there shall occur a "change of control" of the Company and, at any time concurrent with or during the six-month period following such change of control, the Executive shall have sent to the Chief Executive Officer of the Company or the party acting in such capacity a written notice terminating his employment on a date specified in said notice. For purposes of this Agreement, the term "change of control" shall mean the occurrence of one of the following:

                  (1) any "person," as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") is, becomes or enters a contract to become, the "beneficial owner," as such term is used in Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities representing twenty-five percent (25%) or more of the voting common stock of the Company;

                  (2) all or substantially all of the business of the Company is disposed of, or a contract is entered into to dispose of all of the business of the Company pursuant to a merger, consolidation or other transaction in which (a) the Company is not the surviving company or (b) the stockholders of the Company prior to the transaction do not continue to own at least sixty percent (60%) of the surviving corporation;

                  (3) the Company is materially or completely liquidated; or

                  (4) any person (other than the Company) purchases any common stock of the Company in a tender or exchange offer with the intent, expressed or implied, of purchasing or otherwise acquiring control of the Company.

     Notwithstanding clause (1) above, a "change of control" shall not be deemed to have occurred solely because a person shall be, become or enter into a contract to become the beneficial owner of 25% or more, but less than 40%, of the voting common stock of the Company, if and for so long as such person is bound by, and in compliance with, a contract with the Company providing that such person may not nominate, vote for, or select more than a minority of the directors of the Company. The exception provided by the preceding sentence shall cease to apply with respect to any person upon expiration, waiver, or non-compliance with any such contract, by which such person was bound.

          (d) Release of all Claims. The Executive understands and agrees that the Company's obligation to pay the Executive severance pay under this Agreement is subject to the Executive's execution of a valid written waiver and release of all claims which the Executive may have against the Company and/or its successors in a form acceptable to the Company in its sole and absolute discretion.

          (e) Death, Disability or Cause. In the event that the Executive's employment is terminated due to death, disability or cause, the Company shall not be obligated to pay the Executive any amount other than earned unused vacation, reimbursement for business expenses incurred prior to his termination and in compliance with the Company's reimbursement policies, and any unpaid salary for days worked prior to the termination.


     5. Successors; Binding Agreement.

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrator, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.


     6. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:
     --------------------

     George J. Suda
     2812 Ashberry Court
     Fullerton, CA 92835

     If to the Company:
     ------------------

     Apria Healthcare Group Inc.
     3560 Hyland Avenue
     Costa Mesa, CA  92626
     Attn:  Chief Executive Officer

     With a copy to the attention of the Company's
     Senior Vice President and General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.


     7. Antisolicitation. The Executive promises and agrees that, during the period of his employment by the Company and for a period of one year thereafter, he will not influence or attempt to influence customers of the Company or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company, or any subsidiary or affiliate of the Company.


     8. Soliciting Employees. The Executive promises and agrees that for a period of one year following termination of his employment, he will not, directly or indirectly solicit any of the Company employees who earned annually $50,000 or more as a Company employee during the last six months of his or her own employment to work for any other business, individual, partnership, firm, corporation, or other entity.


     9. Confidential Information.


          (a) The Executive, in the performance of his duties on behalf of the Company, shall have access to, receive and be entrusted with confidential information, including but not limited to systems technology, field operations, reimbursement, development, marketing, organizational, financial, management, administrative, clinical, customer, distribution and sales information, data, specifications and processes presently owned or at any time in the future developed, by the Company or its agents or consultants, or used presently or at any time in the future in the course of its business that is not otherwise part of the public domain (collectively, the "Confidential Material"). All such Confidential Material is considered secret and will be available to the Executive in confidence. Except in the performance of duties on behalf of the Company, the Executive shall not, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Material, unless such Confidential Material ceases (through no fault of the Executive's) to be confidential because it has become part of the public domain. All records, files, drawings, documents, notes, disks, diskettes, tapes, magnetic media, photographs, equipment and other tangible items, wherever located, relating in any way to the Confidential Material or otherwise to the Company's business, which the Executive prepares, uses or encounters during the course of his employment, shall be and remain the Company's sole and exclusive property and shall be included in the Confidential Material. Upon termination of this Agreement by any means, or whenever requested by the Company, the Executive shall promptly deliver to the Company any and all of the Confidential Material, not previously delivered to the Company, that may be or at any previous time has been in the Executive's possession or under the Executive's control.

          (b) The Executive hereby acknowledges that the sale or unauthorized use or disclosure of any of the Company's Confidential Material by any means whatsoever and at any time before, during or after the Executive's employment with the Company shall constitute unfair competition. The Executive agrees he shall not engage in unfair competition either during the time employed by the Company or any time thereafter.


     10. Excise Tax.

          (a) In the event that any amount or benefit that may be paid or otherwise provided to or in respect of the Executive by or on behalf of the Company or any affiliate, whether pursuant to this Agreement or otherwise (collectively, "Covered Payments"), is or may become subject to the tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision or any comparable provision of state, local or foreign law) ("Excise Tax"), the Company will pay to the Executive a "Reimbursement Amount" equal to the total of: (A) any Excise Tax on the Covered Payments, plus (B) any Federal, state, and local income taxes, employment and excise taxes (including the Excise Tax) on the Reimbursement Amount, plus (C) the product of any deductions disallowed for Federal, state or local income tax purposes because of the inclusion of the Reimbursement Amount in the Executive's income multiplied by the Executive's combined Federal, state, and local income tax rate for the calendar year in which the Reimbursement Amount is includible in the Executive's taxable income, plus (D) any interest, penalties or additions to tax imposed under applicable law in connection with the Excise Tax or the Reimbursement Amount, plus (E) any reasonable out-of-pocket costs incurred by the Executive in connection with any of the foregoing. For purposes of this
Section 10(a), the Executive will be deemed to pay (1) Federal income taxes at the highest applicable marginal rate of Federal income taxation applicable to individuals for the calendar year in which the Reimbursement Amount is includible in the Executive's taxable income and (2) any applicable state and local income taxes at the highest applicable marginal rate of taxation applicable to individuals for the calendar year in which such Reimbursement Amount is includible in the Executive's taxable income, net of the maximum reduction in Federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of the Executive's adjusted gross income). Except to the extent provided in Section 10(c) below, this provision is intended to put Employee in the same position as Employee would have been had no Excise Tax been imposed upon or incurred as a result of any Payment.

          (b) The payment of a Reimbursement Amount under this Section 10 shall not be conditioned upon the Executive's termination of employment.

          (c) Notwithstanding the foregoing provisions of this Section 10, if the Company determines that, absent this sentence, the Executive is entitled to a Reimbursement Amount, but that the portion of the Covered Payments that would be treated as "parachute payments" under Code Section 280G ("Covered Parachute Payments") does not exceed 103% of the greatest amount of Covered Parachute Payments that could be paid to the Executive such that the receipt of such Covered Parachute Payments would not give rise to any Excise Tax (the "Safe Harbor Amount"), then no Reimbursement Amount shall be paid to the Executive (unless for any reason Executive is determined to be subject to the Excise Tax after application of the balance of this sentence, in which case the full Reimbursement Amount shall be paid), and the Covered Parachute Payments payable under this Agreement shall be reduced so that the Covered Parachute Payments, in the aggregate, are reduced to the Safe Harbor Amount. For purposes of reducing the Covered Parachute Payments to the Safe Harbor Amount, only amounts payable under this Agreement shall be reduced. If the reduction of the amounts payable under this Agreement would not result in a reduction of the Covered Parachute Payments to the Safe Harbor Amount, no amounts payable under this Agreement or otherwise shall be reduced pursuant to this Section 10(c). The Company shall notify the Executive of any intent to reduce the amount of any Covered Payments in accordance with this Section 10(c) (which notice, if practicable, shall be given prior to the occurrence of an event that would give rise to a Covered Parachute Payment), and Executive shall have the right to designate which of the Covered Payments shall be reduced and to what extent, provided that the Executive may not so elect to the extent that, in the determination of counsel to the Company, such election would cause the Executive to be subject to the Excise Tax.

          (d) The determination of whether an event described in Code Section 280G(b)(2)(A)(i) has occurred, the amount of any Reimbursement Amount and/or the amounts described in Section 10(c) above shall be made initially by an accounting firm mutually acceptable to the Company and the Executive; provided, however, that nothing herein shall limit the Executive's right to payment of the Reimbursement Amount in the event it is determined that any of such initial determinations was incorrect.

          (e) The Executive shall promptly notify the Company in writing of any claim by any taxing authority that, if successful, would require the payment by the Company of a Reimbursement Amount; provided, however, that failure by the Executive to give such notice promptly shall not result in a waiver or forfeiture of any of the Executive's rights under this Section 10 except to the extent of actual damages suffered by the Company as a result of such failure. If the Company notifies the Executive in writing within 15 days after receiving such notice that it desires to contest such claim (and demonstrates to the reasonable satisfaction of the Executive its ability to pay any resulting Reimbursement Amount), the Executive shall:

              (i) give the Company any information reasonably requested by the Company relating to such claim;

              (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company that is reasonably acceptable to the Executive;

              (iii)   cooperate   with  the  Company  in  good  faith  in  order
              effectively to contest such claim; and

              (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company's actions do not unreasonably interfere with or prejudice the Executive's disputes with the taxing authority as to other issues; and provided, further, that the Company shall bear and pay on an after-tax and as-incurred basis, all attorneys fees, costs and expenses (including additional interest, penalties and additions to tax) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax and as-incurred basis, for all resulting taxes (including, without limitation, income and excise taxes), interest, penalties and additions to tax.

     11. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Chief Executive Officer or the President of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral, or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to is conflicts of law principles.


     12. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


     13.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


     14. Arbitration. Any dispute or controversy arising under or in connection with this Agreement or Executive's employment by the Company shall be settled exclusively by arbitration, conducted before a single neutral arbitrator in accordance with the American Arbitration Association's National Rules for Resolution of Employment Disputes as then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Sections 7, 8 or 9 of this Agreement and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond, and provided, further, that the Executive shall be entitled to seek specific performance of his right to be paid until the date of employment termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The fees and expenses of the arbitrator shall be borne by the Company.


     15. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



                              APRIA HEALTHCARE GROUP INC.



                              By:
                                 ----------------------------------------
                                 Philip L. Carter
                                 Chief Executive Officer



                              EXECUTIVE



                              ------------------------------------------
                              George J. Suda